EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of First Advantage Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint John Long, John Lamson and Julie Waters, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as directors of the Corporation the Registration Statement on Form S-3 to be filed with the United States Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to the Class A common stock, par value $.001 per share, of the Corporation to be offered thereunder, and the undersigned ratify and confirm all acts taken by such agents and attorneys-in-fact, or either or both of them, as herein authorized. This Power of Attorney may be executed in one or more counterparts.

Date: July 15, 2004	By:	/s/ PARKER KENNEDY
Parker Kennedy, Chairman and Director

Date: July 15, 2004	By:	/s/ JOHN LONG
Director

Date: July 15, 2004	By:	/s/ DAVID CHATHAM
J. David Chatham, Director

Date: July 15, 2004	By:	/s/ BARRY CONNELLY
Barry Connelly, Director

Date: July 15, 2004	By:	/s/ LAWRENCE LENIHAN, JR.
Lawrence Lenihan, Jr., Director

Date: July 15, 2004	By:	/s/ DONALD NICKELSON
Donald Nickelson, Director

Date: July 15, 2004	By:	/s/ DONALD ROBERT
Donald Robert, Director

Date: July 15, 2004	By:	/s/ ADELAIDE SINK
Adelaide Sink, Director

Date: July 15, 2004	By:	/s/ DAVID WALKER
David Walker, Director